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                                                                     Exhibit 1.1

                                1,700,000 SHARES

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                                  COMMON STOCK

                          -----------------------------

                                AGENCY AGREEMENT

                                                         St. Petersburg, Florida
                                                                 August 31, 2000

Raymond James & Associates, Inc.
Sanders Morris Harris Inc.
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida 33716

Ladies and Gentlemen:

         Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), confirms its agreement with the several Agents named above (each, an "Agent" and, collectively, the "Agents"), with respect to the issue and sale by the Company of up to an aggregate of 1,700,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), as follows:

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company and ADLT Trust I (the "Trust") have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-58613), including a base prospectus, relating to, among other securities of the Company, the Shares. Such registration statement, as amended at the time it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The final base prospectus in the form filed with the Commission pursuant to Rule 424(b) under the Act and the final prospectus supplement relating to the offering of the Shares, in the form first furnished to the Agents by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus." If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-3 (File No. 333-58613) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The preliminary prospectus supplement and the accompanying base prospectus relating to the Shares and provided to the Agents for use prior to the date hereof and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus." Any reference in this Agreement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus or the Prospectus, as the



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case may be, and any reference to any amendment or supplement to the
Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         2. APPOINTMENTS OF AGENTS; PAYMENT AND DELIVERY. (a) Subject to the terms and conditions set forth herein, the Company hereby appoints each Agent as its agent for purposes of soliciting purchases of Shares from the Company by others. The Company agrees that, during the period that the Agents are acting as agents hereunder, it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Shares.

                  (b) The Agents shall use their reasonable best efforts to assist the Company to locate purchasers for the Shares. The Agents shall communicate to the Company, orally, each offer for the purchase of Shares solicited by them other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Shares, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Shares, in whole or in part and any such rejection shall not be deemed a breach of its agreement contained herein. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Shares has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Shares to a purchaser whose offer has been solicited by such Agent and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent the commission set forth herein to which it would otherwise be entitled absent such default.

                  (c) The Company shall deliver the Shares against the purchase price paid therefor, at 10:00 a.m., New York time, on September 6, 2000 (the "Closing Date"). The place of closing for the Shares shall be the offices of Brown & Wood LLP, One World Trade Center, New York, New York or such other place as you and the Company shall agree. Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Florida time, not later than two full business days preceding the Closing Date. Such certificates shall be made available to you in New York, New York for inspection and packaging not later than 9:30 a.m., Florida time, on the business day immediately preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to your order on the Closing Date against payment of the purchase price therefor.

         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that you agree to use your reasonable best efforts to assist the Company in effecting a public offering of the Shares as soon after this Agreement has become effective and that such offering shall be upon the terms set forth in the Prospectus.


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         4. SOLICITATIONS AS AGENT. (a) On the basis of the representations and warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Agents, as agents of the Company, will use their reasonable best efforts to solicit offers for the purchase of Shares upon the terms set forth in the Prospectus. Neither Agent has been authorized by the Company to, and neither Agent shall, appoint any sub-agent with respect to Shares sold through it as agent. All Shares sold by the Company to any purchaser through an Agent will be sold at a public offering price of $15.00 per share.

                  (b) The Company agrees to pay each Agent a commission of $.975 per share for each Share sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company. Such commissions will be paid to the Agents on the Closing Date by wire transfer of immediately available funds to accounts specified in writing by the Agents.

         5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Agents as follows:

                  (a) The Company will use its best efforts to cause any amendments to the Registration Statement to become effective, if not already effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when any post-effective amendment becomes effective,
(ii) when the Prospectus and any Prepricing Prospectus have been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes, and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus and any Prepricing Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus and any Prepricing Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus and any Prepricing Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) The Company will furnish to you, without charge, two conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such additional number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

                  (c) The Company will not file any Rule 462(b) Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or any Prepricing Prospectus unless (i) you shall have previously been advised



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thereof and been given a reasonable opportunity to review such filing, amendment or supplement, and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised.

                  (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are solicited for purchase by the several Agents prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Agents a prospectus is required by the Act to be delivered in connection with sales by or through any Agent or dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Agent and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are solicited for purchase by the several Agents, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by or through any Agent or dealer. If at any time prior to the completion of the distribution of the Shares pursuant to the offering contemplated by the Prospectus, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Agents is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Agent who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                  (f) The Company will cooperate with you and counsel for the Agents in connection with the registration or qualification of the Shares for solicitation for sale by the several Agents under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.



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                  (g) The Company will timely file such reports pursuant to the
Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

                  (h) [reserved]

                  (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof or if this Agreement shall be terminated by the Agents because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Agents for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Agents but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

                  (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

                  (k) For a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, except to purchasers solicited by the Agents pursuant to this Agreement and except for the Company's 1995 Incentive Award Plan, Employee Stock Purchase Plan, 1997 Billion Dollar Market Capitalization Incentive Award Plan, 1998 Incentive Award Plan and the 401(k) Retirement and Savings Plan (collectively, the "Plans") and the Company's Series A Convertible Preferred Stock, Series A Warrant and Contingent Warrant Agreement, dated as of September 30, 1999 (collectively, the "GE Agreements").

                  (l) Prior to the Closing Date the Company will furnish to you, as promptly as possible, copies of any consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

                  (m) [reserved]

                  (n) The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                  (o) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such


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qualifications, registrations and exemptions in effect for a period of one year from the date hereof, so long as any shares of the Company's Common Stock are held by persons other than "affiliates" (as defined in Rule 144 under the Act) of the Company.

                  (p) As long as quotations for the Company's Common Stock are reported by the Nasdaq National Market, the Company will timely file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities quotations for which are reported by the Nasdaq National Market.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Agent on the date hereof, and shall be deemed to represent and warrant to each Agent as of the Closing Date, that:

                  (a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or any amendment or supplement thereto, or filed pursuant to Rule 424(b) under the Act, complied as to form when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by or on behalf of any Agent through you, expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The Registration Statement (including any Rule 462 Registration Statement), in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied and will comply as to form in all material respects with the provisions of the Act and did not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by or on behalf of any Agent through you expressly for use therein.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and



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nonassessable and are free of any preemptive or similar rights (except with respect to 7,292 shares with respect to which certificates have not yet been issued); except for directors qualifying shares, if any, shares and options issuable pursuant to the Plans, shares and warrants issuable pursuant to the GE Agreements, and except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold by the Company to purchasers solicited by the Agents hereunder have been duly authorized and, when issued and delivered to such purchasers against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares against payment therefor pursuant to the terms of this Agreement, will pass valid title to the Shares, free and clear of any claim, encumbrance or defect in title, to the purchasers solicited by the Agents purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares are in valid and sufficient form.

                  (e) Each of the Company and its subsidiaries is a corporation duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, business prospects, properties, net worth, results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (f) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as described in the financial statements incorporated in, or elsewhere, in the Prospectus, subject to the further exception of potential assessments amounting to not more than $50,000 that may be payable under Wisconsin law with respect to the capital stock of Ruud Lighting, Inc. The Company does not have any subsidiaries required to be included in Exhibit 21 to its Annual Report on Form 10-K, except for Asian Lighting Resources Ltd. and Lighting Resources Holdings (Mauritius) Limited and except as set forth in Exhibit 21 to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1999, which is incorporated by reference into the Registration Statement. As used in this Agreement, the term "subsidiary" shall mean any direct and indirect subsidiary of the Company and shall exclude any entity as to which the Company (and all subsidiaries of the Company, taken as a whole) does not own an equity interest entitling the Company to exercise in excess of 50% of the voting power of such entity.

                  (g) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement


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thereto) but are not described as required. Except as described in the
Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company's knowledge, is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Act.

                  (h) Neither the Company nor any of its subsidiaries is (i) in violation of (aa) its organizational documents, (bb) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries the violation of which would have a Material Adverse Effect, or (cc) of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (aa) any bond, debenture, note or any other evidence of indebtedness, or (bb) any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (i) The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles and public policy exceptions, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                  (j) Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required by the securities or Blue Sky laws of various jurisdictions, which will, or have been, effected in accordance with this Agreement), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's articles of incorporation, as amended and restated, or the Company's code of regulations or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries



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or any of their properties, or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

                  (k) Except as described in the Prospectus, and except for options to acquire capital stock issued pursuant to the Plans and the GE Agreements, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

                  (l) Each of Grant Thornton LLP and Ernst & Young LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

                  (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations and cash flows of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and date set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                  (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company; (iii) there has not been any change in the authorized or outstanding capital stock of the Company (other than issuances of Common Stock pursuant to the Plans) or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (iv) there has not been any material adverse change, or any development involving or which may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.



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                  (o) Each of the Company and its subsidiaries has good and
valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements incorporated in, or elsewhere in, the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its subsidiaries taken as a whole. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries taken as a whole.

                  (p) The Company has not distributed and will not distribute, and has not authorized the Agents to distribute, any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act.

                  (q) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

                  (r) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (s) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit where such revocation, termination or impairment would have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries taken as a whole.

                  (t) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company's knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                  (v) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (w) The Company and its subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material patent, patent application, trade name, trademark or service mark currently employed by them or under which the Company and its subsidiaries conduct all or any material part of their business, and neither the Company nor any such subsidiary has voluntarily created any lien or encumbrance on, or granted any right or license with respect to, any such patent, patent application, trade name, trademark or service mark except as described in the financial statements incorporated in, or elsewhere in, the Prospectus; there is no claim pending against the Company or any subsidiary with respect to any patent, patent application, trade name, trademark or service mark and neither the Company nor any such subsidiary has received notice or otherwise become aware that any patent, patent application, trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

                  (x) The Shares have been duly authorized for trading on the Nasdaq National Market, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq National Market issuers.

                  (y) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, singly or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than defaults that, singly or in the aggregate, would not have a Material Adverse Effect. On the Closing Date, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to purchasers solicited by the Agents will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

                  (z) Except as set forth or incorporated by reference in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement.

                  (aa) The Company has procured Lock-Up Agreements, in the form attached hereto as Exhibit A, from each of parties set forth on Schedule I hereto.

                  (bb) The Company has procured a Lock-Up Agreement, in the form attached hereto as Exhibit B, from General Electric Company Capital Corporation.

                  (cc) Neither the Company nor any of its subsidiaries (i) conduct business or have affiliates which conduct business in or with Cuba, (ii) plan to commence doing business in or with Cuba after the effective date of the Registration Statement or (iii) are required by Florida law to report a material change in information previously reported to the State of Florida regarding business conducted in or with Cuba.

                  (dd) No officer, director, nominee for director or 5% shareholder of the Company has a direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. ("NASD") except for such affiliations which have been disclosed to counsel for the Agents.

         7. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Agents and the purchasers solicited by such Agents; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(e), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Agents in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Agents' counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective purchasers solicited by the Agents; (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 7. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Agents as provided in Section 5(i).

         8. INDEMNIFICATION AND CONTRIBUTION. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, as incurred, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Prepricing Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Agent through you expressly for use in connection therewith, or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; PROVIDED, HOWEVER, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent or to any officer, director, employee or agent of any Agent) from whom the person asserting any such Damages purchased the Shares concerned if both (y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (z) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. This indemnification shall be in addition to any liability that the Company may otherwise have.

         If any action or claim shall be brought against any Agent or any person controlling any Agent in respect of which indemnity may be sought against the Company, such Agent or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Agent or such controlling person and the payment of all reasonable fees and expenses incurred by such counsel. The party against whom a claim for indemnification is being made pursuant to this Section 8 is herein referred to as the "indemnifying party." Such Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such controlling person, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the Agent or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Agent or such controlling person and the indemnifying party, and such Agent or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Agent which may not be available to the Company, or that representation of such indemnified party and such indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Agent or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Agents and such controlling persons)). In the case of any such separate firm for the Agents and such control person of any Agents, such firm shall be designated in writing by Raymond James & Associates, Inc. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with respect to information furnished in writing by or on behalf or such Agent through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Agent pursuant to this paragraph, such Agent shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Agent's expense), and the Company, its directors, any such officers, and any such controlling persons, shall have the rights and duties given to the Agents by the immediately preceding paragraph.

         If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or third paragraph of this Section 8 in respect of any Damages referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Agents on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Agents on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Agents on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price to the public of the Shares solicited by it and distributed to the public by the Company exceeds the amount of any Damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Shares sold to purchasers solicited by such Agent and not joint.

         The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Agent or any person controlling any Agent, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Agent or any person controlling any Agent, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of this indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. CONDITIONS OF AGENT'S OBLIGATIONS. The several obligations of the Agents hereunder are subject to the following conditions:

                  (a) The Registration Statement shall have become effective prior to the date hereof and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents and all filings required by Rules 424(b) and 462 under the Act shall have been timely made.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than pursuant to the Plans) or any material change in the indebtedness (other than in the ordinary course of business) of the Company,
(ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, business prospects, management, results of operations of the Company and its subsidiaries taken as a whole which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

                  (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Cowden, Humphrey & Sarlson Co., L.P.A., counsel to the Company, substantially to the effect that:

                           (i) The Company is a corporation duly incorporated
                  and validly existing in good standing under the laws of the State of Ohio, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                           (ii) Each of the subsidiaries (the "Subsidiaries")
                  set forth in Schedule II hereto is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned of record, and to such counsel's knowledge, beneficially, by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance; PROVIDED, HOWEVER, that the capital stock of the Subsidiaries is subject to a perfected security interest granted by the Company pursuant to the Credit Agreement, dated as of May 21, 1999, between the Company, Ballastronix, Incorporated, Canadian Lighting Systems Holding, Incorporated, Parry Power Systems Limited, Venture Lighting Europe Ltd., PNC Bank, as agent, and the lending institutions named in such Credit Agreement.

                           (iii) The capitalization of the Company conforms in
                  all material respects to the description thereof contained in the Prospectus under the caption "Capitalization."

                           (iv) All shares of capital stock of the Company
                  outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and, to such counsel's knowledge, no such rights will exist as of the Closing Date other than pursuant to the GE Agreements.

                           (v) To the knowledge of such counsel, neither the
                  offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound.

                           (vi) To the knowledge of such counsel after
                  reasonable inquiry, except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries (A) which we believe are likely, individually or in the aggregate, to prevent or adversely affect the transactions contemplated by this Agreement or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

                           (vii) To the knowledge of such counsel, the
                  agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments filed or incorporated as exhibits to the Registration Statement are the only agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed in the Registration Statement.

                           (viii) No consent, approval, authorization or other
                  order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to purchasers solicited by the Agents under this Agreement.

                           (ix) To the knowledge of such counsel after
                  reasonable inquiry, the Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

                           (x) The documents incorporated by reference in the
                  Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                           (xi) The Shares to be issued and sold by the Company
                  to purchasers solicited by the Agents hereunder have been duly authorized and, when issued and delivered to such purchasers against payment therefor in accordance with the terms hereof, such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights under the Company's Articles of Incorporation, as amended and restated, or Code of Regulations, that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company; provided, however, that such issuance may result in an adjustment to the number of shares into which the Company's Series A Convertible Preferred Stock may be converted and for which the Series A Warrant may be exercised.

                           (xii) The form of certificates for the Shares
                  conforms in all material respects to the requirements of the applicable corporate laws of the State of Ohio.

                           (xiii) The Registration Statement has become
                  effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                           (xiv) The Company has all requisite corporate power
                  and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to purchasers solicited by the Agents as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except to the extent enforceability of the provisions relating to indemnity and contribution for liabilities under the Act may be limited by or under the Act, or by public policy.

                           (xv) Neither the offer, sale or delivery of the
                  Shares by the Company, the execution, delivery or performance of this Agreement by the Company, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts with or constitutes a breach of, or a default under, articles of incorporation or code of regulations, or (B) violates any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree of New York law, the laws of the United States or the provisions of the Ohio Revised Code which are applicable to the Company or any of its properties and of which such counsel is aware.

                           (xvi) The Registration Statement and the Prospectus
                  and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), excluding, in each case, the documents incorporated by reference, comply as to form in all material respects with the requirements of the Act.

                           (xvii) The descriptions in the Prospectus of
                  statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

                           (xviii) The statements (A) in the Company's Annual
                  Report on Form 10-K for the fiscal year ended June 30, 1999 under the captions "Business-- Environmental Regulation," "Legal Proceedings" (but only as to the first and second paragraphs under such heading) and "Certain Transactions with Directors and Officers," (as such statements shall have been amended, superseded or supplemented by any Form 10-K/A for the fiscal year ended June 30, 1999, Current Report on Form 8-K or Quarterly Report on Form 10-Q filed by the Company after June 30, 1999), (B) in the Prospectus under the caption "Plan of Distribution" and (C) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (xix) The Company is not an "investment company" as
                  such term is defined in the Investment Company Act of 1940, as amended.

                  In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

                  In addition to the opinion set forth above, such counsel shall state that during the course of their participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused them to believe or given them reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial, accounting and statistical information, or industry data attributed to an identified source, contained therein or omitted therefrom as to which no belief need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, in each case where such opinion is qualified by "the knowledge of such counsel" or "known to such counsel," such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. Such counsel may state in such opinion that its knowledge is limited to the knowledge of its attorneys and other representatives and employees that have given attention to the Company's matters in connection with the transactions contemplated by this Agreement.

                  (d) You shall have received on the Closing Date an opinion of Rogers & Killeen, special counsel to the Company, substantially to the effect that:

                           (i) The statements included or incorporated by
                  reference into the Prospectus under the captions "Risk Factors-If We Are Unable to Protect Our Important Patents and Trade Secrets or If Others Enforce Rights Against Us, Our Business May Suffer" and "Business-Intellectual Property", and in the fourth paragraph under the caption "Certain Legal Proceedings" insofar as such statements constitute a summary of the matter relating to the notice received by the Company's DSI subsidiary from a competitor regarding possible patent infringement, or the patent position of the Company, fairly present the information called for with respect to such matters and fairly summarize the matters referred to therein.

                           (ii) Such counsel has no knowledge of any litigation
                  relating to intellectual property which, separately or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                           (iii) Such counsel has no knowledge of any proceeding
                  relating to intellectual property owned or used by the Company other than the matter related to the Company's DSI subsidiary noted above or an opposition by the same competitor to DSI's European Patent No. 0516436.

                           (iv) Except as set forth in the aforementioned
                  sections included or incorporated by reference in the Prospectus, such counsel has no knowledge that the Company is infringing or otherwise violating the intellectual property rights of others and the Company is not subject to any current claim or notice of infringement or other violation of any intellectual property rights of others.

                           (v) All of the pending patent applications filed by
                  such counsel on behalf of the Company were filed in accordance with the rules and regulations of the U.S.

                  Patent and Trademark Office (the "PTO") and all such applications have received a filing date from the PTO.

                    In rendering such opinion, such counsel may rely, as to
                  matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                  (e) You shall have received on the Closing Date an opinion of Crosby, Heafey, Roach & May, special counsel for the Company, dated the Closing Date with respect to certain intellectual property matters, in form and substance reasonably acceptable to you and your counsel.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                  (f) You shall have received on the Closing Date an opinion of Brown & Wood LLP, as counsel for the Agents, dated the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) You shall have received letters addressed to you and dated the date hereof and the Closing Date from (i) the firms of Grant Thornton LLP and Ernst & Young LLP, independent certified public accountants, and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

                  (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date;
(ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(h) and in Sections 9(b) and 9(i) hereof.

                  (i) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (j) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                  (k) At or prior to the Closing Date, you shall have received Lock-Up Agreements, in the form attached hereto as Exhibit A, from each of the parties listed in Schedule I hereto.

                  (l) At or prior to the Closing Date, you shall have received a Lock-Up Agreement, in the form attached hereto as Exhibit B, from General Electric Company Capital Corporation.

                  (m) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the terms and arrangements of the offering contemplated hereby.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions. If this Agreement is terminated in accordance with this paragraph, the parties hereto agree that neither the purchaser of any Shares nor the Agents shall be required to transfer any funds to, or to the order of, the Company pursuant to this Agreement and the Company shall, in respect of the resulting failure by the Company to deliver Shares to a purchaser whose offer has been solicited by an Agent and accepted by the Company, (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such failure to deliver the Shares and (ii) pay to such Agent the commission set forth herein to which it would otherwise be entitled absent such termination of the Agreement.

         10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

         11. [reserved]

         12. INFORMATION FURNISHED BY THE AGENTS. The Company acknowledges that the first and second full paragraphs on page S-18 (in the section entitled "Plan of Distribution") in the Prospectus constitute the only information furnished by or on behalf of the Agents through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 hereof.

         13. MISCELLANEOUS. Except as otherwise provided in Section 5 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) to the Company to the office of the Company at 32000 Aurora Road, Solon, Ohio 44139, Att: Nicholas Sucic (With a copy to Cowden, Humphrey & Sarlson., L.P.A., 1414 Terminal Tower, Cleveland, Ohio 44113, Att: James S. Hogg, Esq.), or (ii) if to you, as representative of the Agents, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Robert Dressler, Managing Director (with copy to Brown & Wood LLP, One World Trade Center, New York, New York 10048, Att:
Jonathan B. Miller, Esq.).

         This Agreement has been and is made solely for the benefit of the several Agents, the Company and its respective directors and officers.

         14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         The Company and the Agents each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, and the several Agents.

                                            Very truly yours,

                                            Advanced Lighting Technologies, Inc.


                                            By:/s/Wayne R. Hellman
                                               ---------------------------------
                                               Chief Executive Officer


CONFIRMED as of the date first above mentioned.

RAYMOND JAMES & ASSOCIATES, INC.



By: /s/Robert Dressler
    -------------------------------
       Authorized Representative


SANDERS MORRIS HARRIS INC.



By: /s/Fredric L. Saalwachter
    -------------------------------
       Authorized Representative

                                   SCHEDULE I

                                Wayne R. Hellman
                                  Alan J. Ruud
                                  Louis S. Fisi
                                Nicholas R. Sucic
                                 Francis H. Beam
                                  John E. Breen
                                 John R. Buerkle
                               Theodore A. Filson
                                  Susumu Harada
                                 Thomas K. Lime
                                A Gordon Tunstall
                               Leroy A. Bartolomei
                              James L. Schoolenberg

                                   SCHEDULE II

                       Venture Lighting International Inc.
                         APL Engineered Materials, Inc.
                               Ruud Lighting, Inc.
                            Deposition Sciences, Inc.

                                    EXHIBIT A

ADVANCED LIGHTING TECHNOLOGIES, INC.
32000 Aurora Road
Solon, Ohio  44139

RAYMOND JAMES & ASSOCIATES, INC.
and the other Agents referred to below
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

       RE: ADVANCED LIGHTING TECHNOLOGIES, INC. (THE "COMPANY") - RESTRICTION ON
           STOCK SALES

Dear Sirs:

         This letter is delivered to you pursuant to the Agency Agreement (the "Agency Agreement") to be entered into by the Company, as issuer, and Raymond James & Associates, Inc. and the other agents named therein, as agents (the "Agents"). Upon the terms and subject to the conditions of the Agency Agreement, the Agents intend to effect a public offering (the "Offering") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), as described in and contemplated by the prospectus contained in the registration statement of the Company on Form S-3, File No. 333-58613 (the "Registration Statement"), as declared effective by the Securities and Exchange Commission on July 13, 2000, and the prospectus supplement thereto, relating to the Offering (such prospectus and prospectus supplement are referred to herein as the "Prospectus").

         The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, and/or owner of stock, options, warrants or other securities of the Company (the "Company Securities"), that the Company complete the proposed Offering.

         The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Agents that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the efforts contemplated by the Agency Agreement.

         Therefore, as an inducement to the Agents to execute the Agency Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a "Disposition") any shares of the Company's capital stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any shares of the Company's capital stock held by the undersigned or acquired by the undersigned after the date hereof, or which may be deemed to be beneficially owned by the undersigned (collectively, the

"Lock-Up Shares"), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company's final Prospectus filed pursuant to Rule 424(b) under the Securities Act, inclusive (the "Lock-Up Period"), without the prior written consent of Raymond James & Associates, Inc., or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Securities Act the undersigned's sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Securities Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction which is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

         Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to the sale of any shares of common stock subject to a pledge or other security arrangement existing on the date hereof, made in good faith pursuant to the terms of the pledge or other security arrangement. This exception only applies to pledges and other security arrangements of which the undersigned has informed you.

         It is understood that, if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock the subject thereof, you will release the undersigned from the obligations under this letter agreement.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Agency Agreement.

                                              Very truly yours,

                                              Signature of Securityholder

                                    EXHIBIT B


                                  August , 2000



ADVANCED LIGHTING TECHNOLOGIES, INC.
32000 Aurora Road
Solon, Ohio  44139

RAYMOND JAMES & ASSOCIATES, INC.
and the other Agents referred to below
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

      RE: ADVANCED LIGHTING TECHNOLOGIES, INC. (THE "COMPANY") - RESTRICTION ON STOCK SALES

Dear Sirs:

         This letter is delivered to you pursuant to the Agency Agreement (the "Agency Agreement") to be entered into by the Company, as issuer, and Raymond James & Associates, Inc. ("RJ") and the other agents named therein, as agents (the "Agents"). Upon the terms and subject to the conditions of the Agency Agreement, the Agents intend to effect a public offering (the "Offering") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), as described in and contemplated by the prospectus contained in the registration statement of the Company on Form S-3, File No. 333-58613 (the "Registration Statement"), as declared effective by the Securities and Exchange Commission on July 13, 2000, and the prospectus supplement thereto, relating to the Offering (such prospectus and prospectus supplement are referred to herein as the "Prospectus").

         The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, and/or owner of stock, options, warrants or other securities of the Company (the "Company Securities"), that the Company complete the proposed Offering.

         The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Agents that the Company

Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the efforts contemplated by the Agency Agreement.

         Therefore, as an inducement to the Agents to execute the Agency Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a "Disposition") any shares of the Company's capital stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any shares of the Company's capital stock held by the undersigned or acquired by the undersigned after the date hereof, or which may be deemed to be beneficially owned by the undersigned (collectively, the "Lock-Up Shares"), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company's final Prospectus filed pursuant to Rule 424(b) under the Securities Act, inclusive (the "Lock-Up Period"), without the prior written consent of RJ, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Securities Act the undersigned's sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Securities Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction which is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

         The undersigned is executing and delivering this letter on the express understanding that the Company shall execute and deliver the Agency Agreement, and that each person listed on Schedule A hereto has executed and delivered to RJ a letter, in each case agreeing to a "lock-up" on terms no less restrictive than those set forth in this letter. If such understanding is incorrect, this letter shall immediately become null and void. If the Company or any such other person who has executed such a lock-up letter is released with respect to some or all of its or such person's shares of Common Stock, RJ will release the undersigned's shares from the lock-up provisions set forth herein. Notwithstanding the foregoing, the undersigned acknowledges that RJ is consenting to certain "zero cost collar" transactions expected to be entered into by Messrs. Wayne R. Hellman and Louis S. Fisi as described in the prospectus supplement relating to the Offering, and confirms that such transactions neither render this letter null and void nor result in a release of the undersigned's shares as aforesaid.

         Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (a) transfers of shares of Common Stock to affiliates of the undersigned, provided however, that any such transferee agrees to be bound by the terms of this letter and to enter into a similar agreement with RJ on its own behalf, (b) private sales of any shares of Common Stock to a third party in a transaction that is exempt from the registration requirements of the Securities Act, provided however, that any such purchaser agrees to be bound by the terms of this letter and to enter into a similar agreement with RJ on its own behalf, and provided further, that upon any such sale such securities shall be "restricted securities" within the meaning of Rule 144 under the Securities Act, or (c) the sale of any shares of common stock subject to a pledge or other security arrangement existing on the date hereof, made in good faith pursuant to the terms of the pledge or other security arrangement. Exception (c) only applies to pledges and other security arrangements of which the undersigned has informed you.

         It is understood that, if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock the subject thereof or if the Offering has not closed by September 30, 2000, this letter agreement shall terminate and be of no further force and effect.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Agency Agreement.

         This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

                                                Very truly yours,



                                                Signature of Securityholder